Exhibit 99.1

 COVA Acquisition Corp. Announces the Separate Trading of its Class A Ordinary Shares and

Warrants Commencing March 30, 2021

SAN FRANCISCO, Calif. -- (BUSINESS WIRE) -- COVA Acquisition Corp. (NASDAQ: COVAU) (the “Company”) announced that, commencing March 30, 2021, holders of the units sold in the Company’s initial public offering of 30,000,000 units, completed on February 9, 2021, may elect to separately trade the Class A ordinary shares and warrants included in the units. Any units not separated will continue to trade on The Nasdaq Capital Market (the “Nasdaq”) under the symbol “COVAU,” and the separated Class A ordinary shares and warrants are expected to trade on the Nasdaq under the symbols “COVA” and “COVAW,” respectively. No fractional warrants will be issued upon separation of the units and only whole warrants will trade. Unitholders will need to have their brokers contact Continental Stock Transfer & Trust Company, the Company’s transfer agent, in order to separate the units into Class A ordinary shares and warrants.

The units were initially offered by the Company in an underwritten offering. Cantor Fitzgerald & Co. acted as sole book-running manager of the offering. A registration statement relating to the units and the underlying securities was declared effective by the Securities and Exchange Commission (the “SEC”) on February 4, 2021.

This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release includes forward-looking statements that involve risks and uncertainties. Forward looking statements are statements that are not historical facts. Such forward-looking statements, including with respect to the anticipated separation of the units into Class A ordinary shares and warrants, are subject to risks and uncertainties, which could cause actual results to differ from the forward looking statements. No assurance can be given that the units will be separated as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement and final prospectus relating to the Company’s initial public offering filed with the SEC. The Company expressly disclaims any obligations or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the Company’s expectations with respect thereto or any change in events, conditions or circumstances on which any statement is based.

Company Contact:

K.V. Dhillon

President, COVA Acquisition Corp.

contact@crescentcove.com

Media Contact:

Doug Donsky, ICR, Inc.

Media@crescentcove.com